                              VOTING TRUST AGREEMENT

This Voting Trust Agreement ("Agreement") is by and between Rick Jore, Roger Jore, Roxanne L. Cote and Maxine E. Schneider, all being shareholders ("Shareholders") of Jore Corporation, a Montana corporation ("Corporation"), and any other persons who may become shareholders of the Corporation subsequent to the date hereof and who elect to join herein, and Matthew B. Jore in his capacity as trustee hereunder (the "Trustee").

                                     RECITALS

     A. Each Shareholder owns shares of the common stock, no par value per share ("Common Stock"), of the Corporation, with each Shareholder's ownership representing a proportion of the issued and outstanding shares of the Corporation's Common Stock as indicated in Exhibit A attached hereto; and

     B. In order to promote the effective management of the Corporation and ensure the stability and continuity thereof, and to consolidate the vote of the shares of Common Stock into a clear and definite policy under the direction of the Trustee;

     NOW, THEREFORE, it is hereby agreed and declared as follows:

     1. CREATION, DURATION AND TERMINATION OF TRUST. There is hereby created, for the purposes herein expressed, a trust for benefit of the Shareholders, to be known as "The Jore Corporation Voting Trust", and the Trustee may transact all affairs of the trust in such name. This trust shall be effective as of the 30th day of June, 1997, and shall continue until June 30, 2007, unless earlier terminated in accordance with the terms of this Agreement. This Agreement may be terminated by the mutual consent of the Shareholders and the Trustee, and by the occurrence of any event which, consistent with the terms of the Jore Corporation Shareholders' Agreement, dated June 30, 1997 (the "Shareholders' Agreement"), reduces the number of shareholders of the Corporation to one.

     Upon the termination of the trust, the Trustee shall, upon the surrender of the voting trust certificates by the respective holders thereof, assign and transfer to them the number of shares of Common Stock represented thereby.

     2. EXCHANGE OF CERTIFICATES. The Shareholders agree to deliver to the Trustee certificates representing all shares of Common Stock owned by the Shareholders, duly endorsed (or accompanied by duly endorsed stock powers) for transfer and agree to take all actions necessary for the transfer to the Trustee of their shares of Common Stock. The Trustee agrees that he will cause the certificates representing the shares of Common Stock delivered hereunder to be transferred on the books of the Corporation into the name of the Trustee acting in his capacity as such. The Trustee



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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                  PAGE 1
agrees to issue and deliver to each Shareholder a Voting Trust Certificate in the form attached hereto as Exhibit A ("Voting Trust Certificate"), which shall evidence receipt by the Trustee of the certificates representing shares of Common Stock pursuant to the terms of this Agreement. Voting Trust Certificates shall be subject to the restrictions on the transferability thereof contained in the Shareholders' Agreement. The Trustee shall keep a list of the shares of Common Stock transferred to him and shall keep a record of the name, address and beneficial interest of the holders of Voting Trust Certificates issued hereunder. Such list and record shall be open at all reasonable times to the inspection of the holders of Voting Trust
Certificates. A copy of this Agreement shall be available for inspection at the registered office of the Corporation during the existence of the trust, and certificates issued to the Trustee in his capacity as such shall bear a legend reflecting the existence of the trust created hereby.

     3. AGREEMENTS OF TRUSTEE. The Trustee agrees to hold the shares of Common Stock transferred to him hereunder in trust for the common benefit of the Shareholders, all in accordance with the terms and conditions of this Agreement.

     4. POWERS AND RIGHTS OF TRUSTEE. The Shareholders, in conveying legal title to the shares of their Common Stock to the Trustee, agree that by virtue of his control of such stock during the term of and pursuant to this Agreement, the Trustee shall be the sole possessor of the following Shareholders' rights with respect to such shares, subject to the other provisions of this Agreement:

         (a) the right to vote the Common Stock in person or by nominee, agent, attorney-in-fact or proxy at all meetings of shareholders and any adjournments thereof;

         (b) the right to participate in, consent to, or ratify any corporate or shareholders' action;

         (c) the right to become financially interested in any matter or transaction to which the Corporation or any entity subsidiary to, controlled by, or affiliated with the Corporation may be a party, and the right to contract with or become financially interested in any entity subsidiary to, controlled by or affiliated with the Corporation as fully and freely as though the Trustee was not the Trustee hereunder;

         (d) the right to dissolve the Corporation, or to merge or consolidate it with another corporation or corporations;

         (e) the right to amend the Articles of Incorporation or Bylaws of the Corporation; and

         (f) the right to sell substantially all the assets of the Corporation, whether or not in the ordinary course of business.

         The Shareholders shall retain all rights to dividends, other distributions and/or rights



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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                  PAGE 2
to the assets of the Corporation upon liquidation of the shares of Common
Stock subject to this trust, subject to the provisions of Section 5 hereof.

     It shall be the duty of the Trustee, and he shall have full power and authority, and he is hereby fully empowered and authorized, to represent the holders of the Voting Trust Certificates and the Common Stock transferred to the Trustee as foresaid, and to vote the Common Stock, as in judgment of the Trustee may be for the best interest of the Corporation, at all meetings of the shareholders of the Corporation, in the election of directors and upon any and all matters and questions which may be brought before such meetings or be presented for action by written consent, as fully as any Shareholder might do if personally present.

     The Trustee, in accepting legal title to the Common Stock deposited pursuant to this Agreement, agrees to exercise his best judgment in the interest of the Corporation, to assure propers, stable, and continuous management of the affairs of the Corporation, but the Trustee is not responsible for the acts of the directors and officers of the Corporation whether or not taken pursuant to the vote or consent of the Trustee as shareholder, or whether ratified afterwards by the Trustee as shareholder. The Turstee, may, in his discretion, notice and call a meeting to obtain instructions regarding the voting of the Common Stock upon any question to be considered at a shareholders' meeting. If the Trustee calls such a meeting of the holders of Voting Trust Certificates, the Trustee shall be bound to vote the stock in accordance with the unanimous vote of the holders of Voting Trust Certificates representing all of the voting power of Common Stock deposited with the Trustee pursuant to this Agreement or to abstain from voting thereon if there is no such unanimous consent.

     The Trustee does not have the right, power or authority, directly or indirectly, to sell, pledge, assign, hypothecate, encumber, give, convey, transfer (whether voluntarily or involuntarily, by operation of law or judicial decree), mortgage or otherwise dispose of any of the Voting Trust Certificates (or any interest thereon) or any of the Common Stock (or any interest therein) deposited in trust except as provided by this Agreement and the Shareholders' Agreement.

     5. DIVIDENDS. The Trustee shall collect and receive all dividends and distributions that may accrue upon the shares subject to this trust, and, subject to deduction as provided in the following paragraph, shall divide the same among the Voting Trust Certificate holders in proportion to the number of shares of Common Stock represented by their respective Voting Trust Certificates.

     6. TRUSTEE'S INDEMNITY. The Trustee shall be entitled to be fully indemnified out of the dividends coming into his hands against all costs, charges, expenses and other liabilities properly incurred by him in the exercise of any power conferred upon him by this Agreement; and the Shareholders, and each of them, hereby covenant with the Trustee that in the event of the moneys and securities in his hands being insufficient for that purpose the Shareholders and each of them will in proportion to the amounts of their respective shares of Common Stock save harmless and keep indemnified the Trustee of and from all loss or damage which he may sustain or suffer by reason of anything he may lawfully do in the execution of this trust.



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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                   PAGE 3

     7. SUCCESSOR TRUSTEES. In the event that the Trustee dies, resigns, refuses or becomes unable to act, the Trustee (or his legal representative) shall appoint a successor trustee to fill the vacancy, and any person so appointed shall thereupon be vested with all the duties, powers, and authority of a Trustee hereunder as if originally named herein. If the Trustee (or his legal representative) fails to appoint a successor trustee within thirty (30) calendar days of such death, resignation, refusal or inability to act, the Shareholders agree that Michael Jore shall be deemed appointed successor trustee until such a time as the Trustee (or his legal representative) shall designate a successor trustee.

     8. INSPECTION OF AGREEMENT. A duplicate of this Agreement shall be filed with the Secretary of the Corporation and shall be open to inspection by any shareholder, the holder of a Voting Trust Certificate or the agent of either upon the same terms as the record of shareholders of the Corporation is open to inspection.

     9. CAPTIONS. Titles of the sections hereof are placed herein for convenience of reference only and shall be accorded no substantive significance in the construction of this Agreement.

     10. WORDS AND GENDER OR NUMBER. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original, but all of which together shall constitute one and the same instrument.

     12. SEVERABILITY. In the event any portion of this Agreement is found to be invalid, the remaining provision of this Agreement shall nevertheless be binding with the same effect as though the invalid provisions had not been contained herein.

     13. AMENDMENT AND WAIVER. To the extent permitted by law, this Agreement may be amended or modified in writing executed in the same manner as this Agreement. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

     14. APPLICABLE LAW. This Agreement shall be subject to and governed by the laws of the State of Montana.



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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                   PAGE 4

     IN WITNESS WHEREOF, the parties have executed this Agreement this 30th day of June, 1997.

                                  SHAREHOLDERS:

                                       /s/ Michael W. Jore
                                       ---------------------------------------
                                       Michael W. Jore

                                       /s/ Rick D. Jore
                                       ---------------------------------------
                                       Rick D. Jore

                                       /s/ Roger D. Jore
                                       ---------------------------------------
                                       Roger D. Jore

                                       /s/ Roxanne L. Cote
                                       ---------------------------------------
                                       Roxanne L. Cote

                                       /s/ Maxine E. Schneider
                                       ---------------------------------------
                                       Maxine E. Schneider

                                  TRUSTEE:

                                       /s/ Matthew B. Jore
                                       ---------------------------------------
                                       Matthew B. Jore



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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                   PAGE 5

                JORE CORPORATION VOTING TRUST
                    DETAILS OF SHARES HELD

                                                       Voting Trust
Date        # Shares            Beneficiary            Certificate #
06/30/97      160.00            Mike                   JC-5
              160.00            Rick                   JC-1
              160.00            Roger                  JC-2
              160.00            Roxanne                JC-3
              160.00            Maxine                 JC-4
                      800.00

01/01/98      66.67             Kari Gilge             JC-11
              66.67             Angie Jore             JC-11
              66.67             Nicole Jore            JC-11
              66.67             Rikke Jore             JC-11
              66.67             Benjamine Jore         JC-11
              66.67             Roger D. Jore          JC-11
              66.67             Justin Jore            JC-11
              66.67             Colt Jore              JC-11
              66.67             Michelle Cote          JC-11
              66.67             Tanya Cote             JC-11
              66.67             Rocky Cote             JC-11
                      733.33

01/01/98      66.67             Rick                   JC-6
              66.67             Roger                  JC-7
              66.67             Mike                   JC-8
              66.67             Roxanne                JC-9
              66.67             Maxine                 JC-10
                      333.33

01/01/98    7716.67             Mike                   JC-12
            3273.35             Merle                  JC-16
                    10990.02

01/01/96     694.44             Rick                   JC-13
             694.44             Roger                  JC-14
             694.44             Mike                   JC-15
             694.44             Roxanne                JC-16
             694.44             Maxine                 JC-17
                     3472.22

10/01/98     278.26             Mike                   JC-19
             278.26             Rick                   JC-20
             278.26             Roger                  JC-21
             278.26             Randy                  JC-22
             278.26             Perry                  JC-23
                     1391.30

TOTAL               17720.20

                                   EXHIBIT A

                     THE JORE CORPORATION VOTING TRUST

              LIST OF SHAREHOLDERS AND SHAREHOLDER OWNERSHIP

Shareholder Name               Shares Owned            Ownership Interest
----------------               ------------            ------------------
Michael W. Jore                 160 shares                  .4%

Rick D. Jore                    160 shares                  .4%

Roger D. Jore                   160 shares                  .4%

Roxanne L. Cote                 160 shares                  .4%

Maxine E. Schneider             160 shares                  .4%


    TOTAL                       800 shares                 2.00%

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JORE/ESTATE/VOTING CERTIFICATES/VOTING TRUST AGREEMENT                   PAGE 6

                         VOTING TRUST CERTIFICATE
                        FOR SHARES OF COMMON STOCK
                           OF JORE CORPORATION

                           CERTIFICATE NO. JC-1

     The undersigned, voting trustee ("Trustee") of the common stock, no par value ("Common Stock"), of Jore Corporation, a Montana corporation ("Corporation"), under a Voting Trust Agreement ("Agreement") dated June 30, 1997, having received one hundred sixty (160) shares of Common Stock from Rick D. Jore, pursuant to the Agreement, hereby certifies that he or she (i) is the registered beneficial owner of one hundred sixty (160) shares of Common Stock, (ii) will be entitled to receive a certificate representing one hundred sixty (160) fully paid and nonassessable shares of Common Stock on the expiration or termination of the Agreement, and (iii) prior to expiration or termination of the Agreement, will be entitled to receive any payments made by the Corporation in respect of such Common Stock which are received by the Trustee.

     Under the terms of the Agreement (i) the voting trust will expire on June 30, 2007, unless sooner terminated in accordance with the provisions thereof, and (ii) the Trustee possesses the sole right to vote the shares of Common Stock exchanged for this Voting Trust Certificate as the legal and record owner thereof, subject to the provisions of Section 4 of the Agreement.

     BY AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, A COPY OF SUCH AGREEMENT.

     By acceptance hereof, the holder of this Voting Trust Certificate accepts, ratifies and agrees to be bound by the terms of the Agreement. A copy of the Agreement will be furnished to the holder hereof without charge on the receipt by the Corporation of a written request therefor at its registered office or principal place of business. The shares of Common Stock issued in the name of Trustee pursuant to the Agreement shall bear a legend reflecting the existence of such Agreement.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     Dated: June 30, 1997


                                               TRUSTEE

                                               /s/ Matthew B. Jore
                                               -------------------------------
                                               Matthew B. Jore, Trustee